Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
ACI TELECOMMUNICATIONS FINANCIAL SERVICES CORPORATION

FIRST. The name of the Corporation is ACI Telecommunications Financial Services Corporation.

SECOND. The address of the Corporation’s initial registered office is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its initial registered agent at that address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH. The Corporation is authorized to issue only one class of stock. The total number of shares of said class of stock which the Corporation shall have authority to issue is 1,000 shares, and the par value of each of such shares shall be $0.01. The distinctive designation of said class of stock shall be “Common Stock.”

FIFTH. Elections of directors of the Corporation need not be by written ballot.

SIXTH. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

SEVENTH. (a) Any person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by such person in connection with such action, suit, or proceeding. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as permitted by law. All advances of expenses shall be unsecured and interest free, and the person’s undertaking to repay shall be accepted by the Corporation without reference to the person’s financial ability to make repayment. Such rights of indemnification and payment of expenses shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article SEVENTH. Such rights of indemnification and payment of expenses shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article SEVENTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the Bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

(b) If a claim for indemnification or payment of expenses, or both, under the preceding paragraph (a) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the laws of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

EIGHTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 if the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the first sentence of this Article EIGHTH, the term “damages” shall, to the extent permitted by law, include, without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article EIGHTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article EIGHTH, and neither the amendment or repeal of this Article EIGHTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article EIGHTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

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NINTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which, the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH. The number of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. The name and mailing address of the person who is to serve as the initial director of the Corporation until the first annual meeting of the stockholders or until his successor is elected and qualifies are as follows:

Name	Address

Patrick J. Haynes, III	190 South LeSalle Street, Suite 1410 Chicago, Illinois 60603

ELEVENTH. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The name and mailing address of the incorporator are as follows:

Name	Address

Bruce A. Cheatham	1201 Elm Street Suite 5400 Dallas, Texas 75270

EXECUTED as of the 15th day of July, 1997.

/s/ Bruce A. Cheatham
Bruce A. Cheatham

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CERTIFICATE OF MERGER

OF

PRIMAL SYSTEMS, INC.

WITH AND INTO

ACI TELECOMMUNICATIONS FINANCIAL SERVICES CORPORATION

Pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware, the undersigned domestic and foreign entities adopt the following Certificate of Merger for the purpose of merging Primal Systems, Inc., a California corporation, with and into ACI Telecommunications Financial Services Corporation, a Delaware corporation (the “Merger”), a wholly owned subsidiary of Avery Communications, Inc., a Delaware corporation:

I

The names of the undersigned entities and the states under the laws of which they are respectively organized are:

Name of Entity	State

ACI Telecommunications Financial Services Corporation	Delaware

Primal Systems, Inc.	California

II

The Agreement and Plan of Merger, dated as of March 19, 1999 (as amended by (A) Amendment No. 1 thereto, dated as of March 19, 1999 and (B) Amendment No. 2 thereto, dated as of September 17, 1999), by and among Avery Communications, Inc., a Delaware corporation, ACI Telecommunications Financial Services Corporation, Primal Systems, Inc., Mark J. Nielsen, John Faltys, Joseph R. Simrell, and David Haynes (the “Plan of Merger”), has been approved, adopted, certified, executed and acknowledged by the undersigned entities in accordance with Section 252 of the General Corporation Law of the State of Delaware and in the manner prescribed by the laws of the states in which they are organized.

III

The name of the surviving entity (the “Surviving Corporation”) is ACI Telecommunications Financial Services Corporation, and it is to be governed by the laws of the State of Delaware. Simultaneously with the effectiveness of the Merger, the Surviving Corporation’s name will be changed to Primal Solutions, Inc.

IV

The Certificate of Incorporation of ACI Telecommunications Financial Services Corporation as in effect immediately prior to the Merger will be the Certificate of Incorporation of the Surviving Corporation, except that Article I shall be amended to read in its entirety as follows: “The name of the corporation is Primal Solutions, Inc.”

V

An executed copy of the Plan of Merger is on file at the principal place of business of the Surviving Corporation, located at 190 South LaSalle Street, Suite 1710, Chicago, Illinois 60603. A copy of the Plan of Merger will be furnished by the Surviving Corporation on written request and without cost, to any stockholder of ACI Telecommunications Financial Services Corporation or Primal Systems, Inc.

VI

Primal Systems, Inc. has 50,000,000 shares of no par value common stock authorized.

VII

As to each of the undersigned entities, the approval of the Plan of Merger was duly authorized by all action required by the laws under which it was incorporated or organized and by its constituent documents.

VIII

The Merger contemplated by the Plan of Merger will become effective at 11:59 p.m., Eastern time, on September 30, 1999.

[Balance of This Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Certificate of Merger as of the 30th day of September, 1999.

ACI TELECOMMUNICATIONS FINANCIAL SERVICES CORPORATION,
a Delaware corporation

By:	/s/ Scot M. McCormick
Name:	Scot M. McCormick
Title:	VICE PRESIDENT

PRIMAL SYSTEMS, INC.,
a California corporation

By:	/s/ John Faltys
Name:	John Faltys
Title:	PRESIDENT

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CERTIFICATE OF
AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF PRIMAL SOLUTIONS, INC.

Pursuant to the provisions of Section 242 of the Delaware General Corporation Law (the “DGCL”), Primal Solutions, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST.     The Certificate of Incorporation of the Corporation is hereby amended as follows:

Article 4 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

FOURTH. (a) The aggregate number of shares which the Corporation will have authority to issue is One Hundred Million (100,000,000) shares, of which Ninety-Five Million (95,000,000) will be shares of common stock, par value One Cent ($0.01) per share (“Common Stock”), and Five Million (5,000,000) will be shares of preferred stock, par value One Cent ($0.01) per share (“Preferred Stock”).

(b)   Shares of Preferred Stock may be issued from time to time in one or more series, each of which is to have a distinctive serial designation as determined in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock from time to time.

(c)   Each series of Preferred Stock:

(i)           may have such number of shares;

(ii)          may have such voting powers or may be without voting powers;

(iii)         may be subject to redemption at such time or times and at such price;

(iv)         may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, or such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

(v)          may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(vi)         may be made convertible into, or exchangeable for, shares of any other class or classes, or of any other series of the same class or of any other class or classes, of stock of the Corporation at such price or prices or at such rates of exchange, and with adjustments;

(vii)        may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(viii)       may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation of stock of any class; and

(xi)         may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

as in such instance is stated in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock. Except where otherwise set forth in such resolution or resolutions the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the board of directors.

(d)   Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the board of directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the board of directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

(e)          (i)  Except as otherwise provided by law or by the resolutions of the board of directors providing for the issuance of any series of Preferred Stock, Common Stock will have the exclusive right to vote for the election of directors and for all other purposes. Each holder of Common Stock will be entitled to one vote for each share held.

(ii) Subject to all of the rights of Preferred Stock or any series thereof, the holders of Common Stock will be entitled to receive, when, as and if declared by the board of directors, out of funds legally available therefor, dividends payable in cash, in stock or otherwise.

(iii) Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of Preferred Stock, the remaining net assets of the Corporation will be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests.

SECOND.                Upon the effectiveness of the foregoing amendment to Article 4 of the Certificate of Incorporation of the Corporation, One Thousand (1,000) shares of Common Stock of the Corporation, being all of the issued and outstanding Common Stock, shall be changed into and become Nineteen Million Six Hundred Ninety Six Thousand Nine Hundred Fifty Seven (19,696,957) fully paid and nonassessable shares of Common Stock, having a par value of $0.01 per share.

THIRD.                   The foregoing amendment of the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL, all of the Directors of the Corporation having duly adopted resolutions by written consent in accordance with Section 141(f)

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of the DGCL and the sole stockholder of the Corporation having duly adopted resolutions by written consent in accordance with Section 228 of the DGCL.

IN WITNESS WHEREOF, the Corporation has made this Certificate of Amendment on this 7th day of February, 2001.

PRIMAL SOLUTIONS, INC.

By:	/s/ Joseph R. Simrell
Joseph R. Simrell, Vice-President

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CERTIFICATE OF CORRECTION
TO THE
CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
OF
PRIMAL SOLUTIONS, INC.

Primal Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.   A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State on February 7, 2001 (the “Certificate”), which contains an inaccurate record of the corporate action taken therein, and the Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

2.   The inaccuracy in the Certificate is as follows: “Nineteen Million Six Hundred Ninety-Six Thousand Nine Hundred Fifty-Seven (19,696,957)” contained in Section Second of the Certificate should be replaced with “Nineteen Million Three Hundred Ninety-Five Thousand Seven Hundred Seventy-Five (19,395,775).”

3.   Section Second of the Certificate is corrected to read as follows:

“Upon the effectiveness of the foregoing amendment to Article 4 of the Certificate of Incorporation of the Corporation, One Thousand (1,000) shares of Common Stock of the Corporation, being all of the issued and outstanding Common Stock, shall be changed into and become Nineteen Million Three Hundred Ninety-Five Thousand Seven Hundred Seventy-Five (19,395,775) fully paid and nonassessable shares of Common Stock, having a par value of $0.01 per share.”

IN WITNESS WHEREOF, the Corporation has made this Certificate of Correction on this 20th day of August, 2001.

PRIMAL SOLUTIONS, INC.

/s/ Joseph R. Simrell
Joseph R. Simrell
Vice-President